UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2015

FORESIGHT ENERGY LP

(Exact name of Registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO

(Address of principal executive offices) (Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On March 13, 2015, Murray Energy Corporation, an Ohio corporation (“Murray”), entered into a Purchase and Sale Agreement, by and among Murray, Foresight Reserves, LP, a Delaware limited partnership, and certain other parties thereto, pursuant to which Murray will acquire: (1) an 80% voting interest in Foresight Energy GP LLC, a Delaware limited liability company and the general partner of Foresight Energy LP, a Delaware limited partnership (the “Partnership”), with a 77.5% interest in the incentive distribution rights, (2) approximately 50% of the limited partner interest in the Partnership, including all of the outstanding subordinated units and (3) access to certain other coal handling, transportation and transloading facilities (collectively, the “Transaction”). The closing of the Transaction is subject to the satisfaction or waiver of several conditions, including receipt of proceeds from certain financing activities of Murray.

Item 7.01.	Regulation FD Disclosure.

On March 17, 2015, the Partnership posted a presentation on its website at www.foresight.com relating to the Transaction. A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 15, 2015, the Partnership issued a press release relating to the Transaction. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Foresight Energy LP Investor Presentation.

99.2	Press Release, dated March 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORESIGHT ENERGY LP

	By:	Foresight Energy GP LLC, its general partner

Dated: March 17, 2015	By:	/s/ Michael J. Beyer
	Name:	Michael J. Beyer
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Foresight Energy LP Investor Presentation.

99.2	Press Release, dated March 15, 2015.

3